UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

866 Malcolm Road, Suite 100 Burlingame, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         On May 3, 2021, the Board of Directors (the “Board”) of ALX Oncology Holdings Inc. (the “Company”) appointed Shelly Pinto as the Company’s Vice President, Finance and Chief Accounting Officer. Ms. Pinto’s employment with the Company commenced on May 3, 2021. Ms. Pinto will also serve as the principal accounting officer of the Company as such term is used for purposes of the rules and regulations of the Securities and Exchange Commission. Effective upon Ms. Pinto’s appointment as the principal accounting officer, Peter Garcia, our Chief Financial Officer, will cease serving as the principal accounting officer.

         Prior to her employment with the Company, Ms. Pinto, age 45, was with Tizona Therapeutics, Inc. from July 2016 to April 2021, where she served most recently as Vice President of Finance and Operation from October 2020 to April 2021 and Vice President of Finance and Controller from January 2019 to October 2020. Ms. Pinto was the Controller at InSite Vision Inc. from December 2008 to July 2016, the Assistant Controller at Bare Escentuals, Inc. from May 2007 to November 2008, and Director of Corporate Accounting and Financial Reporting at Dreyer’s Grand Ice Cream Holdings, Inc. from March 2002 to May 2007. Ms. Pinto started her career within the audit practice at Deloitte and Touche LLP after graduating with a Bachelor of Science in Business Administration with a major in Accounting from Montana State University.

         In connection with the appointment, the Company and Ms. Pinto will enter into a confirmatory employment letter, effective May 3, 2021. Ms. Pinto’s annual base salary will be $340,000, and she will be eligible for an annual target cash incentive payment equal to 40% of her annual base salary. In addition, the Company agreed to pay Ms. Pinto a one-time signing bonus of $75,000 (the “Signing Bonus”), payable at a mutually agreed-upon time after Ms. Pinto’s date of hire, provided that Ms. Pinto is required to repay all of the Signing Bonus to the Company if she voluntarily terminates her employment with the Company within 12 months of her date of hire. The employment letter also provides for an option to purchase 125,000 shares of the Company’s common stock under the Company’s Amended and Restated 2020 Equity Incentive Plan. She will also be entitled to receive other employee benefits generally available to all employees of the Company.

         The Company and Ms. Pinto also will enter into a change of control and severance agreement on the Company’s standard form, a copy of which has been filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-239490) filed with the Company on July 13, 2020.

         Ms. Pinto does not have any family relationships with any directors or officers of the Company. Ms. Pinto is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: May 4, 2021	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer